UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBOT	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	RBOT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2024, Vicarious Surgical Inc. (the “Company”) announced the appointment of Randy Clark as the President of the Company, effective as of the same day (the “Appointment Date”). In connection with the appointment of Mr. Clark, Adam Sachs stepped down from his role as President. Mr. Sachs will continue to serve as the Chief Executive Officer of the Company.

Mr. Clark, age 48, served as the Global President of the Health Solutions business at Flex Ltd. (Nasdaq: FLEX), a global supply chain, manufacturing, and design solutions provider, since January 2022. Prior to joining Flex Ltd., Mr. Clark spent 15 years at Olympus Corporation of the Americas, a medical technology and equipment manufacturing company, from 2005 until January 2022, where he held various roles with increasing responsibilities, ultimately serving as President and member of their board of directors. Mr. Clark earned a Bachelor of Science in Business Administration from Drake University, a Master of Business Administration degree from Colorado State University, and completed the Advanced Management program at Harvard Business School.

The Company has entered into an offer letter of employment with Mr. Clark, effective as of the Appointment Date (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Clark’s annual base salary is $500,000. Mr. Clark is eligible to receive an annual discretionary bonus with a target of 50% of his base salary. The Offer Letter further provides that Mr. Clark is eligible to receive a stock option for the purchase of 1,000,000 shares of Class A common stock of the Company, subject to approval by the Compensation Committee of the Board of Directors.

Mr. Clark entered into an indemnification agreement in the form the Company has entered into with its other executive officers, which form is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed by the Company on September 23, 2021 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Clark and any other persons pursuant to which Mr. Clark was appointed as President of the Company. There are no family relationships between Mr. Clark and any director or executive officer of the Company, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Clark’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Name:	Adam Sachs
Title:	Chief Executive Officer
Date:	January 29, 2024

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